                                    Page 11 of 12 Pages

TRANSACTION SCHEDULE
From 03/13/98 To 05/13/98

All transactions were executed on the primary exchange for the Issuer unless otherwise indicated.

           Acct                     Exec.
Date       ID  Trans        Qty    Price
--------  ---- -----        ------ ---------
03/25/98    bcm   sell      2,500   31.0000
03/31/98    bcm   buy      10,000   29.2500
04/01/98    bcm   buy      20,000   29.0625
04/02/98    baf   buy       3,100   28.8120
04/02/98    bcm   buy      20,000   28.8120
04/03/98    baf   buy      10,000   29.0625
04/07/98    baf   buy         300   28.7500
04/08/98    baf   buy         300   28.9375
04/13/98    baf   buy      10,000   29.6250
04/22/98    baf   buy       7,900   30.2668
04/22/98    bcm   buy       4,000   30.2668
04/23/98    baf   buy       8,400   30.4405
04/27/98    bcm   buy       3,500   29.9821
04/29/98    baf   buy       8,900   29.3750
04/29/98    bcm   buy       2,000   29.3750
05/12/98    bcm   buy      11,000   27.5335
05/13/98    baf   buy*  4,000,000   28.0000

* The transaction was privately negotiated.